Exhibit 99.2

Media General Reports March Revenues

          RICHMOND, Va., April 12 /PRNewswire-FirstCall/ -- Media General, Inc. (NYSE: MEG) today reported that total revenues for March 2005 increased 5.3 percent, to $72.1 million, from March 2004.  On a divisional basis, Publishing revenues increased 4.8 percent, Broadcast revenues grew 4.7 percent, and Interactive Media Division revenues rose 50.7 percent.

          Newspaper advertising revenues increased $2.2 million, or 6 percent, over last March, and reflected gains in all categories.  Including revenues from the company's newspaper Web sites, publishing revenues increased 5.7 percent and newspaper advertising revenues rose 7.1 percent for the month.

          Classified revenues increased $750,000, or 4.8 percent, compared with March 2004, and reflected growth in virtually all markets.  The Tampa Tribune was up strongly, 6.9 percent, and the Richmond Times-Dispatch and Winston-Salem Journal were up a little more than 1 percent each, compared with last March.  As expected, Classified revenue growth softened during the month, compared to the double-digit increases experienced in January and February of this year, due to the Easter holiday.  Newspapers typically see a decline in employment linage on holidays.  Including online advertising, the overall increase in Classified revenues was 6.5 percent.

          Classified advertising growth continued to be driven principally by help-wanted advertising.  In March, employment linage for The Tampa Tribune increased 20.1 percent and the Richmond Times-Dispatch was up 13.1 percent.  Running counter-trend, the Winston-Salem Journal reported a 3 percent decline, due mainly to the Easter holiday.  Automotive linage at The Tampa Tribune was even with last year.  The Winston-Salem Journal reported a 1.6 percent increase in automotive linage, while the Richmond Times-Dispatch was down 19.1 percent.  Real estate linage at the Richmond Times-Dispatch and the Winston-Salem Journal was up 7 percent and 21 percent, respectively, while it was down at The Tampa Tribune.

          Retail revenues increased $650,000, or 3.9 percent.  The Tampa Tribune reported the largest increase, 6.8 percent, due to a strong performance in the financial, home furnishings and medical categories.  The Richmond Times-Dispatch declined 3.2 percent, due to lower medical, department store and furniture advertising and a special section from last year that did not repeat.  The Winston-Salem Journal's retail revenues were up 1.5 percent, resulting from increased preprints and use of color.  The Community newspaper group reported a 6.4 percent increase in retail advertising.

          National revenues increased $570,000, or 18.9 percent, resulting from strong telecommunications advertising in all three metro markets as well as financial and pharmaceutical advertising in Tampa.

          Circulation revenues were $170,000, or 2.4 percent below last year, mostly due to a change in wholesale rates to independent carriers.

          In the Broadcast Division, gross time sales increased $915,000, or nearly 4 percent.  Gains in Local and National transactional time sales more than offset a substantial decline in Political spot sales.

          Local time sales increased $1.4 million, or 9.5 percent, reflecting strong results from the division's new business development initiatives.  Growth in services, furniture and home improvement advertising offset declines in the fast food and automotive categories.

          National time sales rose $210,000, or 2.6 percent, due to gains in the corporate, home improvement and specialty stores categories that offset declines in telecommunications and automotive advertising.

          Although down substantially from last year, Political revenues of $250,000 exceeded expectations and reflected issues advertising for Social Security and educational reforms.

          Interactive Media Division revenues rose 50.7 percent to a monthly record of $1.6 million. The growth was driven by a 45.4 percent increase in Classified advertising, reflecting continued strong liner upsell activity and special product revenue.  Local advertising also was up significantly, reflecting continued success with new products.

          About Media General

          Media General is a diversified communications company operating leading newspapers, television stations and online enterprises, primarily in the Southeastern United States.  The company's publishing assets include three metropolitan newspapers, The Tampa Tribune, the Richmond Times-Dispatch, and the Winston-Salem Journal; 22 daily community newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina; and more than 100 weekly newspapers and other publications.  The company's broadcasting assets include 26 network-affiliated television stations that reach more than 30 percent of the television households in the Southeast and nearly 8 percent of those in the United States.  The company's interactive media assets include more than 50 online enterprises that are associated with its newspapers and television stations. Media General also owns a 20 percent interest in The Denver Post and a 33 percent interest in SP Newsprint Company.

MEDIA GENERAL INC.
Revenues and Page Views

	March

	2005	2004	% Change

Revenues (000)	$72,099	$68,468	5.3%
Publishing	46,458	44,325	4.8%
Broadcast	24,451	23,361	4.7%
Interactive Media	1,561	1,036	50.7%
Eliminations	(371)	(254)	(46.1)%
Selected Publishing Revenues (000)
By Category
Advertising	$38,314	$36,156	6.0%
Classified	16,488	15,739	4.8%
Retail	17,580	16,927	3.9%
National	3,555	2,989	18.9%
Other	691	501	37.9%
Circulation	6,882	7,053	(2.4)%
By Property
Richmond	10,964	10,969	—
Tampa	15,373	14,218	8.1%
Winston-Salem	4,341	4,163	4.3%
Community Newspapers	15,578	14,828	5.1%
Advertising Revenues (000)*
Richmond	$8,485	$8,397	1.0%
Tampa	13,527	12,522	8.0%
Winston-Salem	3,547	3,416	3.8%
Community Newspapers	12,556	11,684	7.5%
Broadcast Time Sales (gross) (000)	$24,247	$23,332	3.9%
Local	15,687	14,331	9.5%
National	8,309	8,097	2.6%
Political	251	904	(72.2)%
Selected Online Total Page Views
TBO.com	20,743,693	15,269,036	35.9%
(Tampa, Fla.)
timesdispatch.com	8,535,331	7,081,698	20.5%
(Richmond, Va.)
JournalNow.com	3,531,155	2,794,335	26.4%
(Winston-Salem, N.C.)

	Year-to-Date

	2005	2004	% Change

Revenues (000)	$217,907	$208,156	4.7%
Publishing	143,433	135,648	5.7%
Broadcast	70,992	70,257	1.0%
Interactive Media	4,546	3,009	51.1%
Eliminations	(1,064)	(758)	40.4%
Selected Publishing Revenues (000)
By Category
Advertising	$117,908	$109,801	7.4%
Classified	51,606	47,064	9.7%
Retail	52,600	50,963	3.2%
National	11,914	9,853	20.9%
Other	1,788	1,921	(6.9)%
Circulation	22,266	22,787	(2.3)%
By Property
Richmond	34,357	33,386	2.9%
Tampa	47,690	43,406	9.9%
Winston-Salem	13,134	12,783	2.7%
Community Newspapers	47,677	45,506	4.8%
Advertising Revenues (000)*
Richmond	$26,418	$25,112	5.2%
Tampa	42,510	38,450	10.6%
Winston-Salem	10,606	10,323	2.7%
Community Newspapers	37,866	35,404	7.0%
Broadcast Time Sales (gross) (000)	$69,488	$69,915	(0.6)%
Local	45,553	42,848	6.3%
National	23,612	24,075	(1.9)%
Political	323	2,992	(89.2)%
Selected Online Total Page Views
TBO.com	52,974,230	43,213,575	22.6%
(Tampa, Fla.)
timesdispatch.com	25,359,831	19,343,841	31.1%
(Richmond, Va.)
JournalNow.com	10,407,939	8,153,377	27.7%
(Winston-Salem, N.C.)

Note: All data are subject to later adjustment.
*Amounts reflect both daily and weekly newspapers.

MEDIA GENERAL INC.
Daily Newspapers Advertising Linage*

	March

	2005	2004	% Change

RICHMOND TIMES-DISPATCH
Retail	28,918	35,494	(18.5)%
National	10,686	8,901	20.1%
Classified	72,486	76,311	(5.0)%
Total	112,090	120,706	(7.1)%
TAMPA TRIBUNE
Retail	48,235	46,748	3.2%
National	15,071	11,363	32.6%
Classified	129,247	129,838	(0.5)%
Total	192,553	187,949	2.4%
WINSTON-SALEM JOURNAL
Retail	38,320	34,295	11.7%
National	10,618	8,996	18.0%
Classified	59,992	56,913	5.4%
Total	108,930	100,204	8.7%
COMMUNITY & ASSOCIATES DAILIES
Retail	315,044	317,669	(0.8)%
National	27,793	23,245	19.6%
Classified	426,309	433,620	(1.7)%
Total	769,146	774,534	(0.7)%
MEDIA GENERAL DAILIES TOTAL
Retail	430,517	434,206	(0.8)%
National	64,168	52,505	22.2%
Classified	688,034	696,682	(1.2)%
Total	1,182,719	1,183,393	(0.1)%

	Year-to-Date

	2005	2004	% Change

RICHMOND TIMES-DISPATCH
Retail	92,055	99,152	(7.2)%
National	34,722	34,503	0.6%
Classified	227,812	230,461	(1.1)%
Total	354,589	364,116	(2.6)%
TAMPA TRIBUNE
Retail	136,981	134,987	1.5%
National	48,448	39,348	23.1%
Classified	416,271	413,006	0.8%
Total	601,700	587,341	2.4%
WINSTON-SALEM JOURNAL
Retail	99,915	109,088	(8.4)%
National	28,029	26,338	6.4%
Classified	188,313	179,614	4.8%
Total	316,257	315,040	0.4%
COMMUNITY & ASSOCIATES DAILIES
Retail	933,662	932,711	0.1%
National	93,546	75,752	23.5%
Classified	1,326,719	1,333,975	(0.5)%
Total	2,353,927	2,342,438	0.5%
MEDIA GENERAL DAILIES TOTAL
Retail	1,262,613	1,275,938	(1.0)%
National	204,745	175,941	16.4%
Classified	2,159,115	2,157,056	0.1%
Total	3,626,473	3,608,935	0.5%

*Advertising is in column inches - full run only

SOURCE  Media General, Inc.
          -0-                                                04/12/2005
          /CONTACT:  Investors: Lou Anne J. Nabhan, +1-804-649-6103, or Media: Ray Kozakewicz, +1-804-649-6748, both of Media General/
          /First Call Analyst: /
          /FCMN Contact: etucker@mediageneral.com /
          /Web site:  http://www.mediageneral.com